                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-54359

        SUPPLEMENT NO. 62 TO PROSPECTUS DATED JULY 7, 1994
                 (AS SUPPLEMENTED JULY 14, 1994)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 2

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)



                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          10/16/95

INITIAL PAYMENT DATE:         01/17/96

MATURITY DATE:                10/17/96

DAYCOUNT:                     ACTUAL/360

INDEX:                        PRIME - 2.80%

SOURCE:                       FEDERAL RESERVE H.15 RELEASE

RESET FREQUENCY:              DAILY

PAYMENT FREQUENCY:            QUARTERLY

PAYMENT:                      17TH OF JAN., APR., JUL. & MATURITY

INTEREST DETERMINATION:       DAILY RESET, WEIGHTED AVERAGE, PAID
                              QUARTERLY - SOURCE: H15 (519), 1
                              N.Y. BUSINESS DAY RIOR TO PERIOD
                              END DATES

Redemption:                   NON-CALL LIFE

Date of Sale: October 13, 1995